Exhibit 15






November 13, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

     We are aware that our reports dated April 16, 2002, July 16, 2002 and October 15, 2002 on our reviews of interim financial information of Ford Motor Company (the "Company") as of and for the periods ended March 31, 2002, June 30, 2002, and September 30, 2002 respectively, and included in the Company's Quarterly Reports on Form 10-Q for the quarters then ended are incorporated by reference in its Registration Statement dated November 18, 2002.

Yours very truly,

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan